Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333- 259784) of Victory Capital Holdings, Inc.,

(2) Registration Statement (Form S-8 No. 333-222937) pertaining to the Victory Capital Holdings, Inc. Equity Incentive Plan, the Victory Capital Holdings, Inc. 2018 Stock Incentive Plan and the Victory Capital Holdings, Inc. 2018 Employee Stock Purchase Plan, and

(3) Registration Statement (Form S-8 No. 333-279981) pertaining to the Victory Capital Holdings, Inc. Amended and Restated 2018 Stock Incentive Plan;

of our reports dated February 28, 2025, with respect to the consolidated financial statements of Victory Capital Holdings, Inc. and the effectiveness of internal control over financial reporting of Victory Capital Holdings, Inc included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Cleveland, Ohio

February 28, 2025